Exhibit 99.1

Barnes & Noble Reports Holiday Sales Results

Retail Core Comparable Sales Increase 1.7% during Holiday Period

Fiscal 2015 Retail Core Comparable Sales Outlook Improves on Holiday Sales Performance

NEW YORK--(BUSINESS WIRE)--January 8, 2015--Barnes & Noble, Inc. (NYSE:BKS) today reported holiday sales for the nine-week holiday period ending January 3, 2015.

The Retail segment, which consists of the Barnes & Noble bookstores and BN.com, had sales of $1.1 billion, increasing 0.2% over the prior year. Sales benefitted from the continued stabilization of physical book sales and growth in the educational toys and games and gift departments. These positive factors, together with favorable timing of the fiscal nine-week period, which ended on January 3rd this year as compared to December 28th last year, offset the sales decline from store closures. Excluding the impact of this timing difference, total Retail sales would have declined approximately 1.6% from the prior year.

“Core” comparable bookstore sales, which exclude sales of NOOK® products, increased 1.7% for the comparable holiday period. Total comparable bookstore sales, including NOOK products, declined 0.6%. Comparable sales comparisons are not impacted by the calendar timing difference noted above.

“We were very pleased with our overall holiday sales results," said Michael P. Huseby, Chief Executive Officer of Barnes & Noble, Inc. "Our Core comparable bookstore sales were better than our expectations, even as we cycled against the improved Core sales trends that began this period a year ago. Our Retail booksellers performed at an outstanding level for our customers this holiday season, which is reflected in our results.”

The NOOK segment (including digital content, devices and accessories), had sales of $56 million for the nine-week holiday period, decreasing 55.4% as compared to a year ago. Device and accessories sales were $28.5 million, a decrease of 67.9% from a year ago. Digital content sales were $27.4 million, a decline of 25.0% compared to a year ago.

Based on the better than expected Retail Core comparable bookstore sales performance, the Company now expects full-year Retail Core comparable bookstore sales to be approximately flat. The Company maintains its outlook on total Retail comparable bookstore sales to decline in the low-single digits, College comparable store sales to decline in the low-single digits and full fiscal year EBITDA losses in the NOOK segment to decline versus the prior year.

Barnes & Noble, Inc. will report third quarter results in early March 2015.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The Company operates 658 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store® (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 714 bookstores serving over five million students and faculty members at colleges and universities across the United States.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the effect of the proposed separation of NOOK Media, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, risks associated with the commercial agreement with Samsung, the potential adverse impact on the Company’s businesses resulting from the Company’s prior reviews of strategic alternatives and the potential separation of the Company’s businesses (including with respect to the timing of the completion thereof), the risk that the transactions with Pearson and Samsung do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that NOOK Media’s applications are not commercially successful or that the expected distribution of those applications is not achieved, risks associated with the international expansion previously undertaken, including any risks associated with a reduction of international operations following termination of the Microsoft commercial agreement , the risk that NOOK Media is not able to perform its obligations under the Pearson and Samsung commercial agreements and the consequences thereof, the risks associated with the termination of Microsoft commercial agreement, including potential customer losses, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, risks associated with the SEC investigation disclosed in the quarterly report on Form 10-Q for the fiscal quarter ended October 26, 2013, risks associated with the ongoing efforts to rationalize the NOOK business and the expected costs and benefits of such efforts and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended May 3, 2014, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, (212) 633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Barnes & Noble, Inc.
Andy Milevoj, (212) 633-3489
Vice President, Investor Relations
amilevoj@bn.com